Exhibit 4.7

THIRD SUPPLEMENTAL INDENTURE

6.00% SENIOR SECURED NOTES DUE 2023

Third Supplemental Indenture (this “Supplemental Indenture”), dated as of October 19, 2016, among Communications Sales & Leasing, Inc., a Maryland corporation (the “Issuer”), CSL Capital, LLC, a Delaware limited liability company (the “Co-Issuer” and, together with CS&L, the “Issuers”), the guarantors listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee and collateral agent (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of April 24, 2015, among the Issuers, the guarantors party thereto and the Trustee, providing for the issuance of an unlimited aggregate principal amount of Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, the Original Indenture was supplemented by a first supplemental indenture, which was heretofore executed and delivered to the Trustee, dated as of June 13, 2016 (the “First Supplemental Indenture”);

WHEREAS, the Original Indenture was supplemented by a second supplemental indenture, which was heretofore executed and delivered to the Trustee, dated as of June 14, 2016 (the “Second Supplemental Indenture” and together with the Original Indenture and the First Supplemental Indenture, the “Indenture”);

WHEREAS, Section 9.01(k) of the Indenture provides, among other things, that without the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture, the Security Documents, the Guarantees or the Notes to conform the text of the Indenture, the Security Documents, the Guarantees or the Notes to any provision of the “Description of the Secured Notes” section of the Offering Memorandum as described in an Officer’s Certificate; and

WHEREAS, pursuant to Sections 9.01(k) and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  Section 5.02 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Section 5.02. Successor Person Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or Co-Issuer, as applicable, in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or with which the Issuer or Co-Issuer, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer or Co-Issuer, as applicable, shall refer instead to the successor Issuer or Co-Issuer, as applicable), and may exercise every right and power of the Issuer or Co-Issuer, as applicable under this Indenture with the same effect as if such successor Person had been named as the Issuer or Co-Issuer, as applicable, herein, and the predecessor Issuer or Co-Issuer, as applicable, shall automatically be released and discharged from its obligations under the Indenture, the Security Documents and the Notes; provided that the predecessor Issuer or Co-Issuer, as applicable, shall not be relieved from its obligations under the Indenture, the Security Documents and the Notes in the case of a lease.”

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 7. If there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 8.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 9. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and no Holder of any series of Notes shall have any claim therefor against any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

COMMUNICATIONS SALES & LEASING, INC., as Issuer
By:	/s/ Mark C. Wallace
Name:Mark Wallace
Title:Executive Vice President

CSL CAPITAL, LLC, as Co-Issuer
By:	/s/ Mark C. Wallace
Name:Mark Wallace
Title:Executive Vice President

[Signature page to Third Supplemental Indenture]

GUARANTORS:

CSL NATIONAL, LP By: CSL NATIONAL GP, LLC, as its General Partner
By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary
CSL NORTH CAROLINA REALTY, LP By: CSL NORTH CAROLINA REALTY GP, LLC, as its General Partner
By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary
CSL NORTH CAROLINA SYSTEM, LP, By: CSL NORTH CAROLINA REALTY GP, LLC, as its General Partner
By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary
UNITI HOLDINGS LP By: Uniti Holdings GP LLC, as its General Partner
By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary

[Signature page to Third Supplemental Indenture]

GUARANTORS:

CSL National GP, LLC

CSL Alabama System, LLC

CSL Arkansas System, LLC

CSL Florida System, LLC

CSL Iowa System, LLC

CSL Mississippi System, LLC

CSL Missouri System, LLC

CSL New Mexico System, LLC

CSL Ohio System, LLC

CSL Oklahoma System, LLC

CSL Realty, LLC

CSL Texas System, LLC

CSL North Carolina Realty GP, LLC

CSL Tennessee Realty Partner, LLC

CSL Tennessee Realty, LLC

CSL BANDWIDTH INC.
PEG BANDWIDTH, LLC
PEG BANDWIDTH DC, LLC
PEG BANDWIDTH DE, LLC
PEG BANDWIDTH IA, LLC
PEG BANDWIDTH LA, LLC
PEG BANDWIDTH MA, LLC
PEG BANDWIDTH MS, LLC
PEG BANDWIDTH TX, LLC
PEG BANDWIDTH VA, LLC

CONTACT NETWORK, LLC

By:	/s/ Daniel Heard
Name:Daniel Heard
Title:EVP, General Counsel and Secretary

[Signature page to Third Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent
By:	/s/ John Stohlmann
Name:John Stohlmann
Title:Vice President

[Signature page to Third Supplemental Indenture]